WAIVER AND CONSENT

THIS WAIVER AND CONSENT (this “Agreement”) is made on the 30th of June, 2009 by and among CHINA GREEN AGRICULTURE, INC., a Nevada corporation (the “Company”), and the undersigned Investors. Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement described below.

RECITALS

WHEREAS, on December 26, 2007, the Company, previously known as Discovery Technologies, Inc., and the Investors, consummated a private placement by entering into a Securities Purchase Agreement (the “SPA”) and its ancillary documents pursuant to which the Company issued and sold to the Investors an aggregate of 6,313,617 shares of common stock, par value $.001 per share, of the Company for total gross proceeds of $20,519,255;

WHEREAS, pursuant to Section 4.14 of the SPA, the Investors have a right of first refusal on any new offering of the Company’s securities until August 6, 2009, being one year anniversary of the effectiveness of the Registration Statement on Form S-1 which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2008;

WHEREAS, the Company filed with the SEC a registration statement on Form S-3 for a shelf registration of up to $50,000,000 on June 8, 2009 (the “S-3”) which was declared effective by the SEC on June 12, 2009;

WHEREAS, the Company deems it is in its best interest to proceed with a takedown from the S-3 in the form of an underwritten offering on or around July 1, 2009 or any appropriate date thereafter (the “S-3 Shelf Takedown”);

WHEREAS, as of the date hereof the Company granted an aggregate of 198,000 options to its directors, officers and employees (the “Option Grant”) which were subject to the Investors’ right of first refusal pursuant to Section 4.14 of the SPA;

WHEREAS, Section 4.16 of the SPA setting forth Liquidated Damages for Governmental Rescission of the Transaction triggered the accounting treatment that the 6,313,617 shares issued pursuant to the SPA are deemed temporary equity instead of permanent equity because they are subject to redemption; and

WHEREAS, Section 6.4 of the SPA enables the Company and Investors holding a majority of the Shares to waive and/or amend provisions of the SPA by written agreement and the undersigned Investors constitute “Investors holding a majority of the Shares.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 6.4 of the SPA, the parties hereby agree as follows:

Section 1.          Consent and Waiver of Right of First Refusal with regard to S-3 Shelf Takedown.    The Investors hereby waive the right of first refusal with respect to the S-3 Shelf Takedown and any offering of securities thereafter so that it therefore ceases to have any effect whatsoever as of the date hereof.

Section 2.          Consent and Waiver of Right of First Refusal with regard to the Option Grant.  The Investors hereby consent to the Option Grant and hereby waive the right of first refusal and any claim(s) arising from said right of first refusal each with respect to the Option Grant, effective as of the dates of each grant constituting the Option Grant.

Section 3.          Consent on the Termination of the Effect of Section 4.16 of the SPA.  The Investors hereby waive any and all rights arising under Section 4.16 of the SPA and agree that the SPA shall be amended as of the date hereof to delete Section 4.16 in its entirety.

Section 4.          Miscellaneous.

(a)           Expenses.  Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Investors holding a majority of the Shares.

(c)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the SPA.

(d)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(e)           Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the SPA.

(g)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)          Headings.  The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Except as specifically contemplated by this Agreement, the SPA shall remain in full force and effect, unaffected by this Agreement.

(j)           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of any other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Waiver and Consent as of the date first written above.

COMPANY:

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
	Name:	Tao Li
	Title:	President & Chief Executive Officer

INVESTORS:

ARDSLEY PARTNERS FUND II, L.P.

By:	/s/ Steve Napol
Name:	Steve Napol
Title:	Partner

ARDSLEY OFFSHORE FUND, LTD.

By:	/s/ Steve Napol
Name:	Steve Napol
Title:	Agent/Advisor

ARDSLEY PARTNERS INSTITUTIONALFUND, LLC

By:	/s/ Steve Napol
Name:	Steve Napol
Title:	Partner

MARION LYNTON

By:	/s/ Steve Napol
Name:	Steve Napol
Title:	Agent/Advisor

Chestnut Ridge Partners, LP

By:	/s/ Kenneth Holz
Name:	Kenneth Holz
Title:	Chief Financial Officer

MidSouth Investor Fund LP

By:	/s/ Lyman O. Heidtke
Name:	Lyman O. Heidtke
Title:	General Partner

The Pinnacle Fund., L.P.

By:	/s/ Barry M. Kitt
Name:	Barry M. Kitt
Title:	General Partner

Pinnacle China Fund, LP

By:	/s/ Barry M. Kitt
Name:	Barry M. Kitt
Title:	Manager

Sandor Capital Masterfund LP

By:	/s/ John S Lemak
Name:	John S Lemak
Title:	General Partner